UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THESECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2006

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

 333-114041                                                           20-0645710
(Commission File Number)                                                  (IRS Employer Identification No.)

185 PLATTE CLAY WAY
KEARNEY, MISSOURI                                                      64060
(Address of Principal Executive Offices)                                              (Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

The following paragraph hereby supplements the Form 8-K filed by Ply Gem Holdings, Inc. (the “Company”) on October 10, 2006.

In the Form 8-K filed on October 10, 2006, the Company released the preliminary historical financial statements of Alcoa Home Exteriors, Inc. (“AHE”) in connection with the marketing of its $175.0 million incremental first lien term loan and its $117.0 million second lien term loan. The preliminary historical financial statements of AHE that were included in that Form 8-K were not prepared in accordance with generally accepted accounting principles (“GAAP”). The preliminary financial statements were prepared as if AHE had adopted the first-in, first-out method of accounting for inventories. AHE has not actually adopted the first-in, first-out method of accounting for inventories and therefore readers of these financial statements are strongly cautioned not to unduly rely on them. After the completion of the previously announced acquisition of AHE, the Company expects to file a Form 8-K including financial statements of AHE prepared in accordance with GAAP.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

    Dated: October 17, 2006

PLY GEM HOLDINGS, INC.

By:  /s/ Shawn K. Poe

Name: Shawn K. Poe
                                    Title: Vice President, Chief Financial Officer,
                                            Treasurer and Secretary